Exhibit 10.1

AMENDMENT NO. 8 TO
SERIES 2001-1 SUPPLEMENT

           This AMENDMENT NO. 8 TO SERIES 2001-1 SUPPLEMENT (this “Amendment”) made as of October 4, 2004 and effective as of September 29, 2004, among H & T RECEIVABLE FUNDING CORPORATION, a Delaware corporation (“Transferor”), as Transferor, BALLY TOTAL FITNESS CORPORATION, a Delaware corporation, as Servicer (“Servicer”), and JPMORGAN CHASE BANK, as Trustee (the “Trustee”).

           WHEREAS, Transferor, Servicer and Trustee are a party to that certain Amended and Restated Pooling and Servicing Agreement (as amended, the “Pooling Agreement”), dated as of December 16, 1996;

           WHEREAS, Transferor, Servicer and Trustee are a party to that certain Series 2001-1 Supplement to the Pooling Agreement (as amended, the “Series 2001-1 Supplement”), dated as of November 28, 2001, pursuant to which the Series 2001-1 Certificates were issued;

           WHEREAS, the parties hereto desire to amend the Series 2001-1 Supplement as provided herein;

           WHEREAS, these recitals shall be construed as part of this Amendment and capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Pooling Agreement and the Series 2001-1 Supplement.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

           1.       Amendment; Consent.

           (a)      Amendment. Provided that the requisite lenders under the Senior Bank Agreement have consented to the amendment contained in Section 1(a)(i) below, the Series 2001-1 Supplement is amended as follows:

                      (i)       The definition of “Commitment Amount” as set forth in Section 2 of the Series 2001-1 Supplement is hereby amended and restated in its entirety to read as follows:

           “Commitment Amount” shall mean $100,000,000; provided, however, that as of the first day of the November 2004 Monthly Period, the Commitment Amount shall be $91,666,666.66 and shall be reduced by an additional $8,333,333.33 on the first day of each Monthly Period thereafter.

                      (ii)      Section 7 of the Series 2001-1 Supplement is hereby amended by restating Section 7(t) in its entirety as follows:

(t) Bally’s 9 7/8% senior subordinated notes issued pursuant to the Indentures, shall cease to be rated at least CCC+ by S&P and Caa2 by Moody’s;

           (b)      Amendment. If the requisite lenders under the Senior Bank Agreement have not consented to the amendment contained in Section 1(a)(i) above, the Series 2001-1 Supplement shall not be amended as set forth in Section 1 above, but shall be amended as follows:

                      (i)      Section 7 of the Series 2001-1 Supplement is hereby amended by restating Section 7(t) in its entirety as follows:

(t) on and after November 1, 2004, Bally’s 9 7/8% senior subordinated notes issued pursuant to the Indentures, shall cease to be rated at least CCC+ by S&P and Caa1 by Moody’s;

           (c)      Consent. Notwithstanding the provisions of Section 5.3 of the Series 2001-1 Supplement, the Transferor and BTFC shall not be required to provide to the Trustee and to the Administrative Agent, Bally’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004 until November 1, 2004 and the Administrative Agent hereby waives until November 1, 2004 any current default that may have occurred as a result thereof.

           2.       Conditions to Effectiveness of this Amendment. This Amendment is effective as of September 29, 2004 (the “Effective Date”) once each of the following conditions precedent is satisfied:

           (a)      the Transferor, the Servicer and the Trustee shall have executed and delivered this Amendment;

           (b)      Canadian Imperial Bank of Commerce, as Administrative Agent and as managing agent on behalf of the Series 2001-1 Certificateholders in its ownership group (“Managing Agent”), and Lexington Parker Capital Company, LLC shall have consented to the execution and delivery of this Amendment and the Administrative Agent shall have received such fee at the time and in the manner set forth in the fee letter delivered in connection herewith; and

           (c)      the Servicer shall have completed, executed and delivered to the Administrative Agent, the Disclosure Statement in the form attached hereto as Exhibit A.

           3.       Miscellaneous.

           (a)      Absence of Pay-Out Events and Unmatured Pay-Out Events. The Transferor and the Servicer hereby severally represent and warrant that, on and as of the date hereof and on and as of the Effective Date (as defined above), after giving effect to the amendments to the Series 2001-1 Supplement as provided herein, no Pay-Out Event has occurred and is continuing and no event has occurred and is continuing which, if such event remains uncured, will, with the lapse of time, constitute a Pay-Out Event.

           (b)      Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           (c)      Captions. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment.

           (d)      Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page to Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed signature page to this Amendment.

           (e)      Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be held invalid for any reason whatsoever, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment. If the invalidity of any part, provision, representation or warranty of this Amendment shall deprive any party of the economic benefit intended to be conferred by this Amendment, the parties shall negotiate in good-faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Amendment without regard to such invalidity.

           (f)      Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, Transferor, the Servicer, the Trustee, the Series 2001-1 Certificateholders and their respective successors and assigns.

           (g)      References. Any reference to the Series 2001-1 Supplement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

           (h)      Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Series 2001-1 Supplement or the Pooling Agreement. The parties hereto ratify and reaffirm that the Pooling Agreement and the Series 2001-1 Supplement, as amended hereby, shall remain in full force and effect.

           (i)      Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

           (j)      Managing Agent. No provision of this Amendment may be modified, terminated or waived without the Managing Agent’s consent. The Managing Agent shall be an express third-party beneficiary hereof. The Managing Agent, on behalf of the Owners in the CIBC Ownership Group, hereby certifies that the Owners in the CIBC Ownership Group constitute 100% of the Invested Amount of the Series 2001-1 Certificates.

           (k)      Direction; Ratification. The Trustee, at the direction of the Managing Agent on behalf of the Owners in the CIBC Ownership Group, and the Administrative Agent, hereby waive the notice requirements in Section 10 of the Series 2001-1 Supplement and the requirement in Section 10 of the Series 2001-1 Supplement that a Reduction of the Invested Amount by the Transferor occur on a Distribution Date. The Managing Agent on behalf of the Owners in the CIBC Ownership Group hereby ratifies the actions taken by the Trustee in connection with this Amendment.

           (l)      No Proceedings. Each of the parties hereto agrees that until one year plus one day since the last day on which any commercial paper note or other indebtedness of a Conduit Purchaser shall not have been paid in full, it shall not file, or join in the filing of, cooperate with any Person in the filing of, or encourage any Person with respect to the filing of a petition against such Conduit Purchaser under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.

           (m)      No Recourse. (i) The obligations of a Conduit Purchaser under this Amendment, or any other agreement, instrument, document or certificate executed and delivered by or issued by a Conduit Purchaser or any officer thereof are solely the corporate or partnership obligations of such Conduit Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to the Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by a Conduit Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, member, director or incorporator of such Conduit Purchaser.

           (ii) Notwithstanding anything in this Amendment or the Certificate Purchase Agreement to the contrary, the Conduit Purchasers shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to any Conduit Purchaser after paying or making provision for the payment of its commercial paper or other indebtedness. All payment obligations of the Conduit Purchasers hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its commercial paper or other indebtedness; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by the Conduit Purchasers exceeds the amount available to the Conduit Purchasers to pay such amount after paying or making provision for the payment of its commercial paper or other indebtedness.

           (n)      Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Amendment, including Sections 3(l) and 3(m), shall survive the sale, transfer, termination or repayment of the Certificates.

* * * * *

           IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

H & T RECEIVABLE FUNDING CORPORATION, as Transferor

By: /s/ William G. Fanelli Name: William G. Fanelli Title: Senior Vice President and Acting Chief Financial Officer

BALLY TOTAL FITNESS CORPORATION, as Servicer

By: /s/ William G. Fanelli Name: William G. Fanelli Title: Senior Vice President and Acting Chief Financial Officer

JPMORGAN CHASE BANK, a New York banking corporation, not individually but solely as Trustee

By: /s/ Esther Antoine Name: Esther Antoine Title: Trust Officer

The undersigned, as Administrative Agent and as Managing Agent on behalf of the Owners in the CIBC Ownership Group, hereby consents to the execution and delivery of this Amendment.

CANADIAN IMPERIAL BANK OF
COMMERCE, as Administrative Agent and as
as Managing Agent for the CIBC Ownership Group

By: /s/ Robert L. Stern Jr.
Name: Robert L. Stern Jr.
Title: Authorized Signatory

By: /s/ James W. Lees
Name: James W. Lees
Title: Authorized Signatory

S-1

The undersigned hereby consents to the execution and delivery of this Amendment.

LEXINGTON PARKER CAPITAL
COMPANY, LLC

By: /s/ Thomas J. Irvin
Name: Thomas J. Irvin
Title: Manager

S-2